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Exhibit 10.27

SECOND AMENDMENT
dated as of October 21, 2002

between

HUNTSMAN RECEIVABLES FINANCE LLC,
as Company

HUNTSMAN (EUROPE), BVBA,
as Master Servicer

and

and J.P. MORGAN (IRELAND) PLC,
as Trustee

to

SERIES 2000-1 SUPPLEMENT

Dated as of December 21, 2000

        THIS AMENDMENT, dated as of October 21, 2002 (the "Amendment") between Huntsman Receivables Finance LLC (the "Company"), a Delaware limited liability company; Huntsman (Europe) BVBA (the "Master Servicer"); and J.P. Morgan (Ireland) plc, successor-in-interest to Chase Manhattan Bank (Ireland) plc, as trustee (the "Trustee"), modifies the Series 2000-1 Supplement dated as of December 21, 2000, as amended by an amendment dated as of December 18, 2001 (the "Supplement"), which supplements the Amended and Restated Pooling Agreement, dated as of June 26, 2001 (the "Pooling Agreement" and, together with the Supplement, the "Agreement") between the Company, the Master Servicer and the Trustee.

        WHEREAS, the parties hereto (the "Parties") wish to amend the Supplement;

        WHEREAS, Section 10.01(c) of the Pooling Agreement permits the amendment of the Supplement upon the terms and conditions specified therein;

        WHEREAS, Section 11.07(b) of the Supplement permits the amendment of the Supplement with the written consent of the Funding Agent and the Series 2000-1 Majority Purchasers to add any other provisions to or change in any manner or eliminate any of the provisions of the Supplement; and

        WHEREAS, the Parties have provided prior written notice of the Amendment to the Series 2000-1 Rating Agencies in accordance with the requirements of Section 11.07(c)(ii) of the Supplement;

        NOW, THEREFORE, the Parties agree that the Supplement is hereby amended effective as of the date hereof and the Parties agree hereto as follows:

        Section 1.    Definitions.    Capitalized terms used but not defined herein shall have the meaning assigned to such terms in Annex X to the Pooling Agreement.

        Section 2.    Amendment.

        (a)  The text of Section 1.01 is hereby deleted in its entirety and shall be replaced with the following:

          "Capitalized terms used herein shall unless otherwise defined or referenced herein, have the meanings assigned to such terms in Annex X to the Pooling Agreement or Schedule III to this Supplement."

        (b)  All references in the Supplement to Chase and/or its affiliate entities shall refer to their respective successors in interest.

        (c)  Schedule 1 to the Supplement is hereby amended and restated in its entirety and replaced with Schedule 1 attached hereto

        (d)  An additional Schedule III is hereby added to the Supplement as follows:

SCHEDULE III to the
Series 2000-1 Supplement

Series 2000-1 Definitions

          "Administrative Agent" shall mean Chase, a New York banking APA corporation, as administrative agent on behalf of PARCO, and its successors and assigns in such capacity.

          "Affected APA Bank" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Aggregate Commitment" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "APA Bank Aggregate Invested Amount" shall have the meaning assigned to it in the Series 2000-1 Asset Purchase Agreement.

          "APA Bank Invested Amount" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "APA Bank Purchase Percentage" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Available Commitment" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Certificate Payments" shall have the meaning assigned to such term in the 2000-1 Asset Purchase Agreement.

          "Chase Roles" shall have the meaning assigned in Section 11.17 of the Series 2000-1 Supplement and Section 4.10 of the Series 2000-1 Asset Purchase Agreement.

          "Commercial Paper" shall mean the short-term promissory notes of PARCO issued in the United States commercial paper market.

          "Conduit Assignee" shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by Chase.

          "Deficit" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Eligible Assignee" shall mean the Series 2000-1 APA Banks, and with respect to any Series 2000-1 Purchaser, any Person that (A) is a Conduit Assignee; or (B) (i) is a financial institution formed under the laws of any OECD Country provided that such Person, if not a financial institution organized under the laws of the United States, is acting through a branch or agency located in the United States; (ii) has a short-term debt rating of at least "A-1" from S&P, and "P-1" from Moody's; and (iii) except as to the Series 2000-1 APA Banks which in any event shall be an Eligible Assignee, is reasonably acceptable to the Company.

          "Eurodollar Rate" shall mean, with respect to any Series 2000-1 Eurodollar Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/16 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Funding Agent during such Series 2000-1 Eurodollar Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Series 2000-1 Eurodollar Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) as estimated by the Funding Agent for determining the current annual assessment payable by the Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Face Amount" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Fee Letter" shall mean the Fee Letter, dated as of December 21, 2000, among the Company, the Funding Agent and the Series 2000-1 Initial Purchaser.

          "Funding Account" shall have the meaning assigned in subsection 2.04(a) of the Series 2000-1 Asset Purchase Agreement.

          "LIBOR Rate" shall mean, with respect to any Series 2000-1 Eurodollar Period, the rate at which deposits in dollars are offered to the Funding Agent, in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days before the first day of such Series 2000-1 Eurodollar Period in an amount approximately equal to the Series 2000-1 Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Series 2000-1 Eurodollar Period.

          "Liquidity Fee Letter" shall have the meaning set forth in the Series 2000-1 Asset Purchase Agreement.

          "Other Persons" shall have the meaning assigned to such term in subsection 2.10(a) of the Series 2000-1 Supplement.

          "PARCO" shall mean Park Avenue Receivables Corporation, a Delaware corporation, and any successor thereto.

          "PARCO Insolvency Event" shall have the meaning assigned such term in the Series 2000-1 Asset Purchase Agreement.

          "PARCO Interest" shall mean, on any date of determination, the Series 2000-1 Invested Amount less any interest therein transferred to the Series 2000-1 APA Banks pursuant to Section 2.01 of the Series 2000-1 Asset Purchase Agreement.

          "PARCO Invested Amount" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "PARCO Termination Event" shall have the meaning assigned such term in the Series 2000-1 Asset Purchase Agreement.

          "Potential Series 2000-1 Early Amortization Event" shall mean an event which, with the giving of notice and/or the lapse of time, would constitute a Series 2000-1 Early Amortization Event.

          "Pro Rata Share" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Purchased Percentage" shall have the meaning assigned to such term in the Series 2000-1 Supplement.

          "Purchaser's Acquisition Cost" shall have the meaning assigned to such term in the Form of Transfer Supplement attached as Exhibit A to the Series 2000-1 Asset Purchase Agreement.

          "Purchaser's Funding Balance" shall have the meaning assigned to such term in the Form of Transfer Supplement attached as Exhibit A to the Series 2000-1 Asset Purchase Agreement.

          "Rating Confirmation" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Sale Notice" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1" shall mean the Series of Investor Certificates and the Subordinated Company Interests, the Principal Terms of which are set forth in the Series 2000-1 Supplement.

          "Series 2000-1 Accrued Expense Adjustment" shall mean, for any Business Day in any Accrual Period, the amount, if any, which may be less than zero, equal to the difference between (a) the entire amount of (i) the sum of all accrued and unpaid Series 2000-1 Daily Interest Expense from the beginning of such Accrual Period to and including such Business Day, (ii) the Series 2000-1 Monthly Servicing Fee, (iii) the aggregate amount of all previously accrued and unpaid Series 2000-1 Monthly Interest for prior Distribution Dates, (iv) the aggregate amount of all accrued and unpaid Series 2000-1 Additional Interest and (v) all accrued Series 2000-1 Program Costs, in each case for such Accrual Period determined as of such day, and (b) the aggregate of the amounts transferred to the Series 2000-1 Non-Principal Concentration Subaccount on or before such day in respect of such Accrual Period pursuant to subsection 3A.03(a)(i) of the Series 2000-1 Supplement, before giving effect to any transfer made in respect of the Series 2000-1 Accrued Expense Adjustment on such day pursuant to the proviso to such subsection.

          "Series 2000-1 Accrued Expense Amount" shall mean, for each Business Day during an Accrual Period, the sum of (a) in the case of each of the first ten Business Days in the Accrual Period, one-tenth of the Series 2000-1 Monthly Servicing Fee, (in the case of the foregoing clause (a), up to the amount thereof due and payable on the succeeding Distribution Date), (b) in the case of each Business Day of each Accrual Period, an amount equal to the amount of accrued and unpaid Series 2000-1 Daily Interest Expense in respect of such day, (c) the aggregate amount of all previously accrued and unpaid Series 2000-1 Monthly Interest for prior Distribution Dates, (d) the aggregate amount of all accrued and unpaid Series 2000-1 Additional Interest and (e) all Series 2000-1 Program Costs that have accrued since the preceding Business Day.

          "Series 2000-1 Accrued Interest Subaccount" shall have the meaning assigned in subsection 3A.02(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Acquiring Purchaser" shall have the meaning assigned to such term in subsection 11.10(b) of the Series 2000-1 Supplement.

          "Series 2000-1 Acquisition Date" shall have the meaning assigned to such term in Section 7.01 of the Series 2000-1 Supplement.

          "Series 2000-1 Additional Interest" shall have the meaning assigned to such term in subsection 3A.04(b) of the Series 2000-1 Supplement

          "Series 2000-1 Adjusted Invested Amount" shall mean, as of any date of determination, (i) the Series 2000-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 2000-1 Principal Concentration Subaccount on such date up to a maximum of the Series 2000-1 Invested Amount.

          "Series 2000-1 Aggregate Commitment Amount" shall mean, with respect to any Business Day, the aggregate amount of the Series 2000-1 Commitments of all Series 2000-1 APA Banks on such date, as reduced from time to time or terminated in their entirety pursuant to Section 2.08 of the Series 2000-1 Supplement.

          "Series 2000-1 Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the Series 2000-1 Invested Amount, (ii) the aggregate amount of all previously accrued and unpaid Series 2000-1 Monthly Interest for prior Distribution Dates, (iii) the aggregate amount of all accrued and unpaid Series 2000-1 Additional Interest, (iv) any Series 2000-1 Commitment Fee payable to the Funding Agent for the benefit of the Series 2000-1 Purchasers, and (v) all other amounts owed (whether due or accrued) under the Transaction Documents by the Company or the Master Servicer to PARCO and the Series 2000-1 APA Banks at such time.

          "Series 2000-1 Allocable Charged-Off Amount" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Charged-Off Amount", if any, that has been allocated to Series 2000-1.

          "Series 2000-1 Allocable Recoveries Amount" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Recoveries Amount", if any, that has been allocated to Series 2000-1.

          "Series 2000-1 Allocated Receivables Amount" shall mean, on any date of determination, the lower of (i) the Series 2000-1 Target Receivables Amount on such day and (ii) the product of (x) the Aggregate Receivables Amount on such day times (y) the percentage equivalent of a fraction the numerator of which is the Series 2000-1 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

          "Series 2000-1 Amortization Period" shall mean the period following the Series 2000-1 Revolving Period and ending on the earlier of (a) the date when the Series 2000-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the Series 2000-1 VFC Certificate and to the Funding Agent and the Series 2000-1 Purchasers under the Transaction Documents shall have been paid and (b) the Series 2000-1 Termination Date.

          "Series 2000-1 APA Bank" shall mean any APA Bank party to the Series 2000-1 Supplement and the Series 2000-1 Asset Purchase Agreement including such APA Bank's permitted successors or assigns.

          "Series 2000-1 Applicable Margin" shall mean on any date of determination, from and after the date of delivery of a Sale Notice or PARCO Insolvency Notice (i) for each Series 2000-1 Eurodollar Tranche applicable to Series 2000-1 VFC Certificate Interests held by the Series 2000-1 APA Banks, 3.50% per annum and (ii) for each Series 2000-1 Floating Tranche applicable to Series 2000-1 VFC Certificate Interests held by the Series 2000-1 APA Banks, 3.50% per annum.

          "Series 2000-1 Article VII Costs" shall mean any amounts due pursuant to Article VII of the Series 2000-1 Supplement.

          "Series 2000-1 Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of December 21, 2000 by and among PARCO, Chase, as Funding Agent, and the Series 2000-1 APA Banks from time to time party thereto and relating to the Trust, as the same from time to time may be amended, supplemented or otherwise modified and in effect.

          "Series 2000-1 Available Pricing Amount" shall mean, on any Business Day, the sum of (i) the Series 2000-1 Unallocated Balance plus (ii) the Series 2000-1 Increase, if any, on such date.

          "Series 2000-1 Benefited Purchaser" shall have the meaning assigned in Section 11.12 of the Series 2000-1 Supplement.

          "Series 2000-1 Carrying Cost Reserve Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (a) the product of (i) 2.0 times Days Sales Outstanding as of such day and (ii) the greater of (1) 1.30 times the ABR in effect as of such day and (2) the Eurodollar Rate plus the Series 2000-1 Applicable Margin, each as in effect as of such day divided by (b) 365.

          "Series 2000-1 Certificate Rate" shall mean, on any date of determination, the average (weighted based on the respective outstanding amounts of the Series 2000-1 Floating Tranche, each Series 2000-1 CP Tranche and each Series 2000-1 Eurodollar Tranche) of the ABR, the Series 2000-1 CP Rate and Eurodollar Rate in effect on such day plus, in the case of the ABR and the Eurodollar Rate, the applicable Series 2000-1 Applicable Margin and in the case of the CP Rate the Series 2000-1 Utilization Fee Rate.

          "Series 2000-1 Collections" shall mean, with respect to any Business Day, an amount equal to the product of (i) the Series 2000-1 Invested Percentage on such Business Day and (ii) Aggregate Daily Collections.

          "Series 2000-1 Commitment" shall mean, as to any Series 2000-1 APA Bank, its obligation to purchase the Series 2000-1 VFC Certificate on the Series 2000-1 Issuance Date, to acquire all or part of the Series 2000-1 Initial Purchaser's Series 2000-1 VFC Certificate Interest and to maintain and, subject to certain conditions, increase, its Series 2000-1 Purchaser Invested Amount plus any accrued and unpaid discount therefrom, in an aggregate amount, in each case, not to exceed at any one time outstanding the amount set forth opposite such Series 2000-1 APA Bank's name on Schedule 1 of the Series 2000-1 Supplement and Annex I of the Series 2000-1 Asset Purchase Agreement under the caption "Commitment", or in its Series 2000-1 Commitment Transfer Supplement as such amount may be reduced from time to time pursuant to subsection 2.08(e) of the Series 2000-1 Supplement; collectively, as to all Series 2000-1 APA Banks, the "Series 2000-1 Commitments".

          "Series 2000-1 Commitment Percentage" shall mean, as to any Series 2000-1 APA Bank and as of any date, the percentage equivalent of a fraction, the numerator of which is such Series 2000-1 APA Bank's Series 2000-1 Commitment as set forth on Schedule 1 of the Series 2000-1 Supplement and Annex I of the Series 2000-1 Asset Purchase Agreement or in its Series 2000-1 Commitment Transfer Supplement and the denominator of which is the Series 2000-1 Aggregate Commitment Amount as of such date.

          "Series 2000-1 Commitment Period" shall mean the period commencing on the Series 2000-1 Issuance Date and terminating on the Series 2000-1 Commitment Termination Date.

          "Series 2000-1 Commitment Reduction" shall have the meaning assigned to such term in subsection 2.08(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Commitment Termination Date" shall mean the earliest to occur of (a) the date on which all amounts due and owing to PARCO and the APA Banks in respect of the Series 2000-1 VFC Certificate have been indefeasibly paid in full to PARCO and the APA Banks (as certified by the Funding Agent), and the Series 2000-1 Aggregate Commitment Amount has been reduced to zero pursuant to Section 2.08 of the Series 2000-1 Supplement and Section 2.05 of the Series 2000-1 Asset Purchase Agreement and (b) the Series 2000-1 Scheduled Commitment Termination Date.

          "Series 2000-1 Commitment Transfer Supplement" shall mean a commitment transfer supplement substantially in the form of Exhibit B attached to the Series 2000-1 Supplement.

          "Series 2000-1 Concentration Accounts" shall have the meaning assigned to such term in subsection 3A.02(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Concentration Subaccounts" shall have the meaning assigned to such term in subsection 3A.02(a) of the Series 2000-1 Supplement.

          "Series 2000-1 CP Rate" shall mean, with respect to any Series 2000-1 CP Rate Period, the rate equivalent to (i) the weighted average of the discount rates on all of the Series 2000-1 CP Tranches issued at a discount and outstanding during the related Series 2000-1 CP Rate Period, converted to an annual yield-equivalent rate on the basis of a 360-day year, which rates shall include dealer fees and commissions and (ii) the weighted average of the annual interest rates payable on all interest-bearing PARCO Commercial Paper outstanding during the related Series 2000-1 CP rate period, on the basis of a 360-day year, which rates shall include dealer fees and commissions; provided that, to the extent that the Series 2000-1 Invested Amount is funded by a specific issuance of PARCO's Commercial Paper, the "Series 2000-1 CP Rate" shall equal the rate or weighted average of the rates applicable to such issuance.

          "Series 2000-1 CP Rate Period" shall mean, with respect to any Series 2000-1 CP Tranche, a Settlement Period.

          "Series 2000-1 CP Tranche" shall mean a portion of the Series 2000-1 Invested Amount for which the Series 2000-1 Monthly Interest is calculated by reference to a particular Series 2000-1 CP Rate and a particular Series 2000-1 CP Rate Period.

          "Series 2000-1 Daily Interest Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Series 2000-1 Daily Interest Expense in respect of such day plus (ii) the aggregate amount of all previously accrued and unpaid Series 2000-1 Daily Interest Expense that has not yet been deposited in the Series 2000-1 Accrued Interest Subaccount plus (iii) the aggregate amount of all accrued and unpaid Series 2000-1 Additional Interest.

          "Series 2000-1 Daily Interest Expense" for any day in any Accrual Period, shall mean the sum of (A) the product of (i) the portion of the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Purchaser Invested Amount) allocable to the Series 2000-1 Floating Tranche on such day divided by 365 and (ii) the ABR plus the Series 2000-1 Applicable Margin in effect on such day plus the accrued and unpaid Series 2000-1 Unused Fee in respect of such day, (B) the product of (i) the portion of the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Purchaser Invested Amount) allocable to Series 2000-1 Eurodollar Tranches on such day divided by 360 and (ii) the Eurodollar Rate plus the Series 2000-1 Applicable Margin on such day in effect with respect thereto plus the accrued and unpaid Series 2000-1 Unused Fee in respect of such day and (C) the product of (i) the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Purchaser Invested Amount) allocable to Series 2000-1 CP Tranches on such day divided by 360 and (ii) the Series 2000-1 CP Rate plus the accrued and unpaid Series 2000-1 Unused Fee in respect of such day plus the accrued and unpaid Series 2000-1 Utilization Fee in respect of such day; provided, however, that for the purposes of calculating Series 2000-1 Monthly Interest, the "Series 2000-1 Daily Interest Expense" for any day following the date of determination shall be based on the allocable portions of the Series 2000-1 Invested Amount, the ABR, Eurodollar Rate, the Series 2000-1 CP Rate and the applicable Series 2000-1 Margin and the Series 2000-1 Utilization Fee Rate, as of or in effect on such date of determination; provided, further, that for any such day during the continuation of a Series 2000-1 Early Amortization Period, the "Series 2000-1 Daily Interest Expense" for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clauses (A), (B) and (C) above and (ii) the product of (x) the Series 2000-1 Invested Amount on such day divided by 365 and (y) (A) the ABR in effect on such day plus 2.00% per annum or (B) the CP Rate plus 2.00% per annum.

          "Series 2000-1 Decrease" shall have the meaning assigned to such term in subsection 2.07(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Defaulting APA Bank" shall have the meaning assigned to such term in subsection 2.06(c) of the Series 2000-1 Supplement or to the term "Defaulting APA Bank" in subsection 2.02(b) of the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Dilution Reserve Ratio" shall mean, as of any Settlement Report Date, and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

          DRR = [(c * d) + [(e-d) * (e / d)]] * f

          where:

          DRR = Series 2000-1 Dilution Reserve Ratio;

          c = 2.00;

          d = the twelve-month rolling average of the Dilution Ratio that occurred during the period of twelve consecutive Settlement Periods ending immediately prior to such earlier Settlement Report Date;

          e = the highest Dilution Ratio that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date; and

          f = the Dilution Period.

          "Series 2000-1 Early Amortization Date Balance" shall have the meaning assigned to such term within the definition of "Termination Date Balance" in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Early Amortization Event" shall have the meanings assigned to such term in Section 5.01 of the Series 2000-1 Supplement.

          "Series 2000-1 Early Amortization Period" shall have the meanings assigned to such term in Section 5.01 of the Series 2000-1 Supplement.

          "Series 2000-1 Euro Concentration Account" shall mean the account established by the Trustee pursuant to Section 3A.02 of the Supplement.

          "Series 2000-1 Eurodollar Period" shall mean, with respect to any Series 2000-1 Eurodollar Tranche:

            (a)  initially, following a PARCO Termination Event or any other Series 2000-1 Purchase, the period commencing on such PARCO Termination Event or any other Series 2000-1 Purchase and ending one month thereafter; and

            (b)  thereafter, each period commencing on the last day of the immediately preceding Series 2000-1 Eurodollar Period applicable to such Series 2000-1 Eurodollar Tranche and ending one month thereafter;

    provided that, all of the foregoing provisions relating to Series 2000-1 Eurodollar Periods are subject to the following:

              (1)  if any Series 2000-1 Eurodollar Period would otherwise end on a day that is not a Business Day, such Series 2000-1 Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Series 2000-1 Eurodollar Period into another calendar month in which event such Series 2000-1 Eurodollar Period shall end on the immediately preceding Business Day;

              (2)  any Series 2000-1 Eurodollar Period that would otherwise extend beyond the Series 2000-1 Revolving Period shall end on the last day of the Series 2000-1 Revolving Period; and

              (3)  any Series 2000-1 Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Series 2000-1 Eurodollar Period) shall end on the last Business Day of a calendar month.

          "Series 2000-1 Eurodollar Tranche" shall mean a portion of the Series 2000-1 Invested Amount for which the Series 2000-1 Monthly Interest is calculated by reference to the Eurodollar Rate determined by reference to a particular Series 2000-1 Eurodollar Period.

          "Series 2000-1 Excess Program Costs" shall have the meaning assigned to such term within the definition of "Series 2000-1 Program Costs".

          "Series 2000-1 Excluded Taxes" shall have the meaning assigned to such term in subsection 7.03(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Floating Tranche" shall mean, on or after a PARCO Termination Event or any other Series 2000-1 Purchase, that portion of the Series 2000-1 Invested Amount not allocated to a

  Series 2000-1 Eurodollar Tranche for which the Series 2000-1 Monthly Interest is calculated by reference to the ABR.

          "Series 2000-1 Forward Rate" shall mean the forward exchange rate of the applicable maturity indicated by the Series 2000-1 FX Counterparty or the Trustee, for currency exchange into United States Dollars of the Pound Sterling, the Euro and any additional Approved Currency.

          "Series 2000-1 FX Counterparty" shall mean (i) on the Effective Date, The Chase Manhattan Bank; and (ii) thereafter any FX counterparty or counterparties in any Series 2000-1 FX Hedging Agreement, which has a short-term unsecured rating of at least "A-1" by S&P and "P-1" by Moody's and that is located outside the United Kingdom.

          "Series 2000-1 FX Hedging Agreements" shall mean each hedging agreement entered into by the Trustee and the Series 2000-1 FX Counterparty for the purpose of managing currency risk whether by way of forward exchange, cap, dollar, swap, forward rate agreement or otherwise.

          "Series 2000-1 Increase" shall have the meaning assigned to such term in subsection 2.05(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Increase Amount" shall have the meaning assigned to such term in subsection 2.05(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Increase Date" shall have the meaning assigned to such term in subsection 2.05(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Indemnified Amounts" shall have the meaning assigned to such term in subsection 2.10(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Indemnified Parties" shall have the meaning assigned to such term in subsection 2.10(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Initial Invested Amount" shall mean $125,000,000.

          "Series 2000-1 Initial Purchaser" shall mean PARCO, including its successors and assigns and excluding, however, the Series 2000-1 APA Banks as assignees pursuant to Section 2.06 of the Series 2000-1 Supplement.

          "Series 2000-1 Initial Purchaser Increase" shall have the meaning assigned to such term in the Series 2000-1 Supplement.

          "Series 2000-1 Initial Subordinated Interest Amount" shall mean the Series 2000-1 Subordinated Interest Amount on the Series 2000-1 Issuance Date.

          "Series 2000-1 Interest Shortfall" shall have the meaning assigned to such term in subsection 3A.04(b) of the Series 2000-1 Supplement.

          "Series 2000-1 Invested Amount" shall mean, on any date of determination, the aggregate sum of the Series 2000-1 Purchaser Invested Amount for each Series 2000-1 Purchasers on such date.

          "Series 2000-1 Invested Percentage" shall mean, with respect to any Business Day (i) during the Series 2000-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Allocated Receivables Amount as of the end of the immediately preceding Business Day and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined and (ii) during the Series 2000-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the

  Series 2000-1 Allocated Receivables Amount as of the end of the last Business Day of the Series 2000-1 Revolving Period (provided that if during the Series 2000-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 2000-1 Amortization Period commence, then, from and after the date the last of such series commences its Amortization Period, the numerator shall be the Series 2000-1 Allocated Receivables Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

          "Series 2000-1 Issuance Date" shall mean December 21, 2000.

          "Series 2000-1 Loss Amount" shall have the meaning assigned to such term within the definition of "Loss Amount" in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Loss Reserve Ratio" shall mean, on any Settlement Report Date, and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) that is calculated as follows:

          LRR = [(a * b)/c] * d * e

          where:

          LRR = Series 2000-1 Loss Reserve Ratio;

          a = the aggregate Principal Amount of Receivables contributed by the Contributor to the Company (and in which a Participation and a security interest has been granted by the Company to the Trust) during the three Settlement Periods immediately preceding such earlier Settlement Report Date;

          b = the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

          c = the Aggregate Receivables Amount as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date;

          d = 2.00; and

          e = Payment Terms Factor.

          "Series 2000-1 Majority Purchasers" shall mean (i) on any day prior to the occurrence of a PARCO Termination Event, the Series 2000-1 Initial Purchaser and the Series 2000-1 APA Banks having, in the aggregate, more than 50% of the Series 2000-1 Aggregate Commitment Amount and (ii) on or after the occurrence of a PARCO Termination Event, the Series 2000-1 APA Banks having, in the aggregate, more than 50% of the Series 2000-1 Aggregate Commitment Amount.

          "Series 2000-1 Maximum Commitment Amount" shall mean initially $127,500,000, as such amount may be reduced from time to time in accordance with the Transaction Documents.

          "Series 2000-1 Maximum Invested Amount" shall mean, on any day, the lesser of (a) the Series 2000-1 Maximum Commitment Amount as of such day divided by 1.02 and (b) the Aggregate Receivables Amount as of such day minus the Series 2000-1 Required Subordinated Amount as of such day.

          "Series 2000-1 Maximum Percentage Factor" shall mean 100%.

          "Series 2000-1 Minimum Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) that is calculated for the Series 2000-1 VFC Certificate as follows:

          MR = (a * b) + c

          where:

          MR = Series 2000-1 Minimum Ratio;

          a = the average of the Dilution Ratio during the period of the twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

          b = the Dilution Period; and

          c = with respect to Series 2000-1 VFC Certificate, 12%, provided that if Moody's rates the senior unsecured long-term debt obligations of the Servicer Guarantor "B2" or better for a continuous period of 6 months, such percentage shall, with the consent of Moody's, be reduced to 11%.

          "Series 2000-1 Monthly Interest" shall mean, with respect to any Accrual Period, the sum of the Series 2000-1 Daily Interest Expense for each day in such Accrual Period.

          "Series 2000-1 Monthly Interest Distribution" shall have the meaning assigned to such term in subsection 3A.04(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Monthly Interest Payment" shall have the meaning assigned to such term in subsection 3A.06(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Monthly Principal Payment" shall have the meaning assigned to such term in subsection 3A.05(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Monthly Servicing Fee" shall have the meaning assigned to such term in Section 6.01 of the Series 2000-1 Supplement

          "Series 2000-1 Non-Defaulting APA Bank" shall have the meaning assigned to such term in subsection 2.06(c) of the Series 2000-1 Supplement and Section 2.02(b) of the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Non-Excluded Taxes" shall have the meaning assigned to such term in subsection 7.03(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Non-Principal Concentration Subaccount" shall have the meaning assigned to such term in subsection 3A.02(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Other Taxes" shall have the meaning assigned to such term in subsection 7.03(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Participants" shall have the meaning assigned in subsection 11.10(f) of the Series 2000-1 Supplement

          "Series 2000-1 Percentage Factor" shall mean the fraction, expressed as a percentage, computed on any date of determination as follows: (i) the Series 2000-1 Target Receivables Amount on such date, divided by (ii) the Series 2000-1 Allocated Receivables Amount plus any funds on deposit in the subaccount for the General Reserve Account relating to Series 2000-1. The Series 2000-1 Percentage Factor shall be calculated by the Master Servicer on the Series 2000-1 Issuance Date. Thereafter, until the Series 2000-1 Termination Date, the Master Servicer shall recompute the Series 2000-1 Percentage Factor as of the close of business on each Business Day and report such recomputations to the Funding Agent in the Daily Report, Monthly Settlement Report and as otherwise requested by the Funding Agent. The Series 2000-1 Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any Series 2000-1 Increase or Series 2000-1 Decrease during any period between computations of the Series 2000-1 Percentage Factor. The Series 2000-1 Percentage Factor shall remain constant at 100% at all times on and after the Series 2000-1 Termination Date until such time as the Funding Agent, on behalf of PARCO and the Series 2000-1 APA Banks, shall have received the Series 2000-1 Aggregate Unpaids in cash.

          "Series 2000-1 Pound Sterling Concentration Account" shall mean the account established by the Trustee pursuant to Section 3A.02 of the Supplement.

          "Series 2000-1 Principal Concentration Subaccount" shall mean the account established by the Trustee pursuant to Section 3A.02(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Program Costs" shall mean, for any Business Day, the sum of (i) all expenses, indemnities and other amounts due and payable to the Series 2000-1 Purchasers and the Funding Agent under the Pooling Agreement or the Series 2000-1 Supplement (including, without limitation, any Series 2000-1 Article VII Costs), (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2000-1 VFC Certificate) and (B) a fraction, the numerator of which is the Series 2000-1 Aggregate Commitment Amount on such Business Day, and the denominator of which is the sum of (x) the Invested Amount on such Business Day for all Series then Outstanding (excluding Series 2000-1), and (y) the Series 2000-1 Aggregate Commitment Amount on such Business Day, and (iii) all unpaid fees and expenses due and payable to the Series 2000-1 Rating Agencies; provided, however, that Series 2000-1 Program Costs shall not exceed $100,000 in the aggregate in any fiscal year of the Master Servicer (any amount of the foregoing expenses, indemnities and fees in excess of $100,000 shall be referred to herein as "Series 2000-1 Excess Program Costs").

          "Series 2000-1 Purchase" shall mean any assignment by the Series 2000-1 Initial Purchaser to the Series 2000-1 APA Banks of all or a portion of the Series 2000-1 Initial Purchaser's right, title and interest in and to the Series 2000-1 Purchaser Invested Amount pursuant to Section 2.01 of the Series 2000-1 Asset Purchase Agreement and Section 2.06 of the Series 2000-1 Supplement.

          "Series 2000-1 Purchase Amount" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Purchase Date" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Purchase Percentage" shall have the meaning assigned to such term in a Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Purchased Percentage" shall have the meaning assigned to such term in a Series 2000-1 Commitment Transfer Supplement substantially in the form attached as Exhibit B to the Series 2000-1 Supplement.

          "Series 2000-1 Purchase Price" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Purchaser" shall mean, prior to a PARCO Termination Event, the Series 2000-1 Initial Purchaser and each Series 2000-1 Acquiring Purchaser, and on and after a PARCO Termination Event or a Series 2000-1 Purchase, the Series 2000-1 APA Banks and each Series 2000-1 Acquiring Purchaser.

          "Series 2000-1 Purchaser Invested Amount" shall mean, (i) with respect to the Series 2000-1 Initial Purchaser on the Series 2000-1 Issuance Date, an amount equal to the Series 2000-1 Initial Invested Amount (ii) if the Series 2000-1 Initial Purchaser does not fund any or all of the Series 2000-1 Initial Invested Amount on such Series 2000-1 Issuance Date (x) with respect to the Series 2000-1 Initial Purchaser, the Series 2000-1 Initial Invested Amount so funded by the Series 2000-1 Initial Purchaser (y) with respect to the Series 2000-1 APA Banks an amount equal to such Series 2000-1 APA Bank's Series 2000-1 Commitment Percentage of the Series 2000-1 Initial Invested Amount so funded by such Series 2000-1 APA Bank (iii) with respect to any date of determination after the Series 2000-1 Issuance Date, an amount equal to (a) the Series 2000-1 Initial Invested Amount allocable to the Series 2000-1 VFC Certificate Interest of such Series 2000-1 Purchaser on the immediately preceding Business Day, (or, with respect to the day as of which such Series 2000-1 Purchaser becomes a Series 2000-1 Purchaser, whether pursuant to Section 2.06 of the Series 2000-1 Supplement, by executing a counterpart of the Series 2000-1 Supplement, a Series 2000-1 Commitment Transfer Supplement or otherwise, the portion of the transferor's Series 2000-1 Purchaser Invested Amount being purchased) plus (b) the amount of any Series 2000-1 Increase Amount pursuant to Section 2.05 of the Series 2000-1 Supplement made on such day minus (c) the amount of any distributions received and applied to such Series 2000-1 Purchaser pursuant to Section 2.07 or subsection 3A.06(c)(ii) of the Series 2000-1 Supplement on such day, minus (d) the aggregate Series 2000-1 Allocable Charged Off Amount allocable to the Series 2000-1 VFC Certificate Interest of such Series 2000-1 Purchaser on or prior to such date pursuant to subsection 3A.05(b)(ii) of the Series 2000-1 Supplement, plus (e) the aggregate Series 2000-1 Allocable Recoveries Amount allocate to the Series 2000-1 VFC Certificate Interest of such Series 2000-1 Purchaser on or prior to such date pursuant to subsection 3A.05(c)(i) of the Series 2000-1 Supplement.

          "Series 2000-1 Purchase Price Deficit" shall have the meaning assigned to such term in subsection 2.06(c) of the Series 2000-1 Supplement.

          "Series 2000-1 Rating Agencies" shall mean the collective reference to S&P and Moody's.

          "Series 2000-1 Ratio" shall mean the greater of (i) the sum of the Series 2000-1 Dilution Reserve Ratio and the Series 2000-1 Loss Reserve Ratio and (ii) the Series 2000-1 Minimum Ratio.

          "Series 2000-1 Reduction Percentage" shall mean, with respect to any Series 2000-1 Purchase for which there is a Series 2000-1 Loss Amount, the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Loss Amount for such Series 2000-1 Purchase and the denominator of which is the sum of (i) the Series 2000-1 Early Amortization Date Balance and (ii) the Series 2000-1 Loss Amount.

          "Series 2000-1 Register" shall have the meaning assigned to such term in subsection 11.10(d) of the Series 2000-1 Supplement.

          "Series 2000-1 Required APA Banks" shall mean, on any day, the Series 2000-1 APA Banks having, in the aggregate, more than 51% of the Series 2000-1 Aggregate Commitment Amount.

          "Series 2000-1 Required Subordinated Amount" shall mean (a) on any date of determination during the Series 2000-1 Revolving Period, an amount equal to the sum of:

              (i)  an amount equal to the product of (A) the Series 2000-1 Adjusted Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (B) a fraction the numerator of which is the Series 2000-1 Ratio and the denominator of which is one minus the Series 2000-1 Ratio;

            (ii)  the product of (A) the Series 2000-1 Invested Amount (after giving effect to any increase or decrease thereof on such day) and (B) a fraction the numerator of which is the Series 2000-1 Carrying Cost Reserve Ratio in effect for the Accrual Period in which such day falls and the denominator of which is one minus the Series 2000-1 Ratio; and

            (iii)  the product of (A) the aggregate Principal Amount of Receivables in the Trust on such day, (B) a fraction the numerator of which is the Series 2000-1 Adjusted Invested Amount on such day, and the denominator of which is the sum of (1) the Series 2000-1 Aggregate Commitment Amount on such day (after giving effect to any increase or decrease thereof on such day) and (2) the Invested Amount on such day for all other Series then outstanding and (C) a fraction the numerator of which is the Servicing Reserve Ratio and the denominator of which is one minus the Series 2000-1 Ratio;

          and (b) on any date of determination during the Series 2000-1 Amortization Period, an amount equal to the Series 2000-1 Required Subordinated Amount on the last Business Day of the Series 2000-1 Revolving Period; provided that such amount shall be adjusted on each Special Allocation Settlement Report Date, if any, as set forth in subsection 3A.05(b)(i) and subsection 3A.05(c)(ii) of the Series 2000-1 Supplement.

          "Series 2000-1 Revolving Period" shall mean the period commencing on the Series 2000-1 Issuance Date and terminating on the earlier to occur of the close of business on (i) the date on which a Series 2000-1 Early Amortization Period is declared to commence or automatically commences and (ii) the Series 2000-1 Commitment Termination Date.

          "Series 2000-1 Scheduled Commitment Termination Date" shall mean 364 days after the Effective Date, as may be extended for an additional 364 days from time to time in writing by PARCO, the Funding Agent and the Series 2000-1 APA Banks.

          "Series 2000-1 Subordinated Interest Amount" shall mean, for any date of determination, an amount equal to (i) the Series 2000-1 Allocated Receivables Amount minus (ii) the Series 2000-1 Adjusted Invested Amount.

          "Series 2000-1 Subordinated Interest Increase Amount" shall have the meaning assigned to such term in subsection 2.05(a) of the Series 2000-1 Supplement.

          "Series 2000-1 Subordinated Interest Reduction Amount" shall have the meaning assigned in subsection 2.07(b) of the Series 2000-1 Supplement.

          "Series 2000-1 Subordinated Interests" shall have the meaning assigned to such term in subsection 2.02(b) of the Series 2000-1 Supplement.

          "Series 2000-1 Supplement" shall mean the Supplement to the Pooling Agreement relating to the Series 2000-1 Investor Certificates.

          "Series 2000-1 Target Receivables Amount" shall mean, on any date of determination, the sum of (i) the Series 2000-1 Adjusted Invested Amount on such day and (ii) the Series 2000-1 Required Subordinated Amount for such day.

          "Series 2000-1 Term" shall mean, with respect to each Series 2000-1 Commitment of a Series 2000-1 Purchaser, the period beginning on the Series 2000-1 Issuance Date and terminating on the Series 2000-1 Commitment Termination Date.

          "Series 2000-1 Transfer Effective Date" shall have the meaning specified in the Form of Transfer Supplement attached as Exhibit A to the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Transfer Effective Notice" shall have the meaning specified in the form of Transfer Supplement attached as Exhibit A to the Series 2000-1 Asset Purchase Agreement.

          "Series 2000-1 Transfer Issuance Date" shall mean the date on which a Series 2000-1 Commitment Transfer Supplement becomes effective pursuant to the terms of such Series 2000-1 Commitment Transfer Supplement.

          "Series 2000-1 Unallocated Balance" shall mean, on any Business Day with respect to the APA Banks and the APA Banks' Series 2000-1 Purchaser Invested Amount, the sum of (A) the portion of the Series 2000-1 Invested Amount for which interest is then being calculated by reference to the ABR and (B) the portion of the Series 2000-1 Invested Amount allocated to any Series 2000-1 Eurodollar Tranche that expires on such Business Day.

          "Series 2000-1 Unused Fee" shall have the meaning assigned to such term in subsection 2.09(b) of the Series 2000-1 Supplement.

          "Series 2000-1 Unused Fee Rate" shall have the meaning assigned to such term in the Fee Letter.

          "Series 2000-1 U.S. Dollar Concentration Account" shall mean the account established by the Trustee pursuant to Section 3A.02 of the Series 2000-1 Supplement.

          "Series 2000-1 Utilization Fee" shall have the meaning assigned to such term in subsection 2.09(c) of the Series 2000-1 Supplement.

          "Series 2000-1 Utilization Fee Rate" shall have the meaning assigned to such term in the Fee Letter.

          "Series 2000-1 VFC Certificate" shall mean the Series 2000-1 VFC Certificate executed and authenticated by the Trustee, substantially in the form of Exhibit A attached to the Series 2000-1 Supplement.

          "Series 2000-1 VFC Certificate Interest" shall mean each undivided percentage interest in the Series 2000-1 VFC Certificate acquired by (i) the Series 2000-1 Initial Purchaser in connection with the initial purchase of such Series 2000-1 VFC Certificate or any Series 2000-1 Increase or (ii) any Series 2000-1 APA Bank becoming a Series 2000-1 Purchaser hereunder pursuant to a transfer in accordance with Section 2.03(a) of the Supplement of such Series 2000-1 VFC Certificate Interest or any Series 2000-1 Increase in the Series 2000-1 Invested Amount.

          "Series 2000-1 VFC Certificateholder" shall mean the registered holder of a Series 2000-1 VFC Certificate.

          "Series 2000-1 VFC Certificateholder's Interest" shall have the meaning assigned to such term in subsection 2.02(a) of the Series 2000-1 Supplement.

          "Transaction Parties" shall have the meaning assigned to such term in subsection 2.06(d) of the Series 2000-1 Supplement or Section 3.01 of the Series 2000-1 Asset Purchase Agreement.

          "Transaction Supplement" shall have the meaning assigned to such term in subsection 5.05(c) of the Series 2000-1 Asset Purchase Agreement.

          "Transfer Effective Date" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "Transferred Percentage" shall have the meaning specified in the form of Transfer Supplement attached as Exhibit A to the Series 2000-1 Asset Purchase Agreement.

          "Unaccrued Discount" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "VFC Certificate Income" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

          "VFC Certificate Non-Income" shall have the meaning assigned to such term in the Series 2000-1 Asset Purchase Agreement.

        Section 3.    Ratification of Supplement.    The Supplement, as amended hereby, is in all respects ratified and confirmed.

        Section 4.    Waiver of Notice by Funding Agent.    The Funding Agent hereby waives any prior notice and any notice period that may be required in connection with the execution of this Amendment by the Pooling Agreement or the Supplement.

        Section 5.    Waiver of Notice by All Parties.    Each of the parties waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

        Section 6.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES.

        Section 7.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 8.    Headings.    The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Supplement and shall not affect the construction or interpretation of this Amendment or Supplement or any provisions hereof or thereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth on the first page hereof.

HUNTSMAN RECEIVABLES FINANCE LLC, as Company

		By:	/s/ SAMUEL D. SCRUGGS Name: Samuel D. Scruggs Title: Vice President and Treasurer

HUNTSMAN (EUROPE) BVBA, as Master Servicer

		By:	/s/ J. KIMO ESPLIN Name: J. Kimo Esplin Title: Manager

J.P. MORGAN (IRELAND) PLC, not in its individual capacity but solely as Trustee

		By:	/s/ DEAN FLETCHER Name: Dean Fletcher Title: Director

CONSENTED AND ACKNOWLEDGED
JPMORGAN CHASE BANK, as Funding Agent

By:	/s/ LARA GRAFF Name: Lara Graff Title: Vice President

JP MORGAN CHASE BANK, as APA Bank

By:	/s/ BRADLEY SCHWARTZ Name: Bradley Schwarts Title: Managing Director

PARK AVENUE RECEIVABLES CORPORATION, as Series 2000-1 Initial Borrower

By:	/s/ ANDREW L. STIDD Name: Andrew L. Stidd Title: President

SCHEDULE 1

(Series 2000-1 Commitments)

JP Morgan Chase Bank	$125,000,000

QuickLinks

  Exhibit 10.27
SECOND AMENDMENT dated as of October 21, 2002 between HUNTSMAN RECEIVABLES FINANCE LLC, as Company HUNTSMAN (EUROPE), BVBA, as Master Servicer and and J.P. MORGAN (IRELAND) PLC, as Trustee to SERIES 2000-1 SUPPLEMENT Dated as of December 21, 2000
  SCHEDULE III to the Series 2000-1 Supplement
Series 2000-1 Definitions
SCHEDULE 1 (Series 2000-1 Commitments)